UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Allianz Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PLEASE CAST YOUR VOTE TODAY

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

Allianz CCM Capital Appreciation, CCM Emerging Companies and CCM Mid-Cap Funds

1345 Avenue of the Americas

New York, New York 10105

August 2, 2010

Dear Valued Shareholder:

As of the record date of June 7, 2010, you are a substantial shareholder of one of the Allianz CCM Funds noted above, and your vote has become key to our proxy solicitation. While I realize that these sorts of requests are annoying and intrusive, I can assure you that they are critical to us at this point in time. In the case of the Allianz CCM Fund that you hold, it may not be possible to obtain a quorum without your vote. The shareholder meeting is scheduled to be held on Monday August 9, 2010 at the offices of Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas, New York, NY at 9:00 a.m. Eastern Daylight Time, to vote on a proposal to reorganize your existing Fund into a corresponding new fund, a series of The Managers Funds.

The Board of Trustees of Allianz Funds believes that approval of the reorganization is in the best interests of each existing Fund and each existing Fund’s shareholders. Please vote your proxy today so that a quorum can be established and the shareholder meeting can take place, which will avoid additional solicitation and delay.

Should you have any questions regarding the proposal, please call 1-800-591-6309 and ask for extension 6920.

PLEASE REFER TO THE ENCLOSED PROXY BALLOT FOR VOTING OPTIONS TO HAVE YOUR SHARES REPRESENTED TODAY.

Again, please do not hesitate to call toll-free 1-800-591-6309 and ask for extension 6920 if you have any questions regarding this Shareholder Meeting.

I thank you in advance for your time with this matter.

PLEASE TAKE A MOMENT AND VOTE TODAY.

Sincerely,

Blake Moore
President and Chief Executive Officer	OBO-